Exhibit 99.1

                    Metris Issues $500 Million In Securities
                        Backed By Credit Card Receivables

MINNETONKA, Minn. (Oct. 12, 2005) - Metris Companies Inc. (NYSE:MXT) announced today that Metris Receivables, Inc., its wholly owned subsidiary, will issue $500 million of two-year credit card asset-backed securities through the Metris Master Trust. The securitization transaction features three classes of publicly issued securities (Class A, Class M, Class B) and one privately issued class of notes (Class C).

The pricing details of the Metris Master Trust Series 2005-2 transaction, which is expected to close later this month, are summarized below:


---------- ----------------------- ------------- --------- ---------------
  Class       Credit Ratings         Maturity     Amount      Spread to
            (S&P/Moody's/Fitch)                   ($MM)      1-Mo. LIBOR
---------- ----------------------- ------------- --------- ---------------
    A          AAA / Aaa / AAA       1.92 years     297.0           4 bps
---------- ----------------------- ------------- --------- ---------------
    M           AA / Aa2 / AA        1.92 years      54.5          12 bps
---------- ----------------------- ------------- --------- ---------------
    B            A / A2 / A          1.92 years      69.7          28 bps
---------- ----------------------- ------------- --------- ---------------
    C         BBB / Baa2 / BBB       1.92 years      78.8          55 bps
---------- ----------------------- ------------- --------- ---------------

In addition, there is a Double B rated Class D note of $39.4 million that is being retained by the Company.

"We are very pleased with this transaction, which stands as the tightest pricing transaction in our history," said Metris Treasurer Scott Fjellman.

"We  were  especially   pleased  that  the  improved   portfolio  and  financial
performance of the Company helped lower the overall credit enhancement level by 350 basis points," said Jeff Blaschko, Director of Treasury Operations.

A copy of the prospectus for the publicly offered securities can be obtained by contacting: Metris Receivables, Inc., 10900 Wayzata Blvd., Room 723, Minnetonka, MN 55305, (952) 417-5645, or through the SEC Internet site (http://www.sec.gov). The Class C and Class D securities have not been registered with the Securities and Exchange Commission or any state securities commission and may not be offered or sold except pursuant to an exemption from registration under the Securities Act of 1933. This announcement is not an offer to sell or the solicitation of an offer to buy the Class C or Class D securities. Metris Companies Inc., based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in
Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

                                      # # #

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law.
Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Direct Merchants Bank's ability to comply with its agreements with regulators regarding the safety and soundness of its operations; the effect of government policy and regulation, whether of general applicability or specific to us, including restrictions and/or limitations relating to our minimum capital requirements, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; the effects of litigation involving us and of the previously announced SEC investigation; the higher delinquency rate, credit loss rate, charge-off rate and bankruptcy rate of our target market of middle-market consumers; our high liquidity requirement; interest rate risks; competition; dependence on the securitization markets and other funding sources to fund our business; the effect of the restatement of our financial statements; the effect of changes in the credit card market as the result of recent judicial decisions with respect to MasterCard and Visa; and general economic conditions that can have a negative impact on our financial performance.

For further information on risks that could impact us and statements in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.




Scott Fjellman                         Jeff Grosklags
Senior Vice President                  Senior Vice President
Treasurer                              Investor/Public Relations
Phone: 952.358.4508                    Phone: 952.525.5074
Fax: 952.593.4733                      Fax: 952.358.4428